UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2023

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and the 2030 Notes

On April 18, 2023, Noble Finance II LLC (the “Issuer”), a Delaware corporation and wholly owned subsidiary of Noble Corporation plc, a public limited company formed under the laws of England and Wales (“Parent”), certain of the Issuer’s subsidiaries (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into an indenture (the “Indenture”), pursuant to which the Issuer issued $600,000,000 in aggregate principal amount of the Issuer’s 8.000% Senior Notes due 2030 (the “2030 Notes”). The 2030 Notes are unconditionally guaranteed on a senior unsecured basis by the Guarantors and will be unconditionally guaranteed on the same basis by certain of the Issuer’s future subsidiaries that guarantee certain indebtedness of the Issuer and the Guarantors, including the Revolving Credit Facility (as defined below).

Interest and Maturity

The 2030 Notes will mature on April 15, 2030, and interest on the 2030 Notes is payable semi-annually in arrears on each April 15 and October 15, commencing October 15, 2023, to holders of record on the April 1 and October 1 immediately preceding the related interest payment date, at a rate of 8.000% per annum.

Optional Redemption

At any time prior to April 15, 2026, the Issuer may, from time to time, redeem up to 40% of the aggregate principal amount of 2030 Notes, upon not less than 10 or more than 60 days’ notice, at a redemption price of 108% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Issuer, subject to certain requirements, provided that (1) at least 60.0% of the aggregate principal amount of 2030 Notes originally issued under the Indenture (excluding 2030 Notes held by the Issuer and its subsidiaries) remains outstanding immediately after giving effect to any such redemption (unless all such 2030 Notes are redeemed substantially concurrently) and (2) the redemption occurs within 180 days of the date of the closing of each such equity offering. In addition, prior to April 15, 2026, the Issuer may redeem the 2030 Notes, in whole at any time or in part from time to time, upon not less than 10 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time on or after April 15, 2026, the Issuer may redeem the 2030 Notes, in whole at any time or in part from time to time, upon not less than 10 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2030 Notes redeemed to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2026	104.000%
2027	102.000%
2028 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of 2030 Notes may require the Issuer to repurchase all or any part of that holder’s 2030 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2030 Notes repurchased, plus any accrued and unpaid interest thereon, if any, to, but excluding, the date on which the notes are repurchased (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions, limit the Issuer’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue certain preferred stock; (ii) create liens to secure indebtedness; (iii) pay distributions on equity interests, repurchase equity securities or redeem junior lien, unsecured or subordinated indebtedness; (iv) make investments; (v) restrict distributions, loans or other asset transfers from the Issuer’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of the Issuer’s properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; (viii) designate a subsidiary as an Unrestricted Subsidiary (as defined in the Indenture); and (ix) enter into transactions with affiliates.

Events of Default

The Indenture contains customary events of default, including, among other things, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding 2030 Notes to accelerate the amounts due under the 2030 Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 8.000% Senior Notes due 2030, which are filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 4.1 and Exhibit 4.2, respectively.

Senior Secured Revolving Credit Facility

On April 18, 2023, certain subsidiaries of Parent amended and restated the Senior Secured Revolving Credit Agreement, dated as of February 5, 2021 (the “Existing Credit Agreement”), by entering into an Amended and Restated Senior Secured Revolving Credit Agreement, dated April 18, 2023 (the “A&R Credit Agreement”), by and among the Issuer, Noble International Finance Company and Noble Drilling A/S, as borrowers (collectively, the “Borrowers”), the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and security trustee. The Existing Credit Agreement had established a revolving credit facility with commitments of $675.0 million. The revolving credit facility under the A&R Credit Agreement (the “Revolving Credit Facility”) provides for commitments of $550.0 million. The guarantors under the Revolving Credit Facility are the same subsidiaries of the Issuer that are Guarantors of the 2030 Notes.

All obligations of the Borrowers under the A&R Credit Agreement, certain cash management obligations, certain letter of credit obligations and certain swap obligations are unconditionally guaranteed, on a joint and several basis, by the Issuer and certain of its direct and indirect subsidiaries (together with the Borrowers, the “Credit Parties”), including a guarantee by each Borrower of the obligations of each other Borrower under the A&R Credit Agreement. All such obligations, including the guarantees of the Revolving Credit Facility, are secured by senior priority liens on substantially all assets of, and the equity interests in, each Credit Party, including substantially all rigs owned by subsidiaries of Parent as of the date of the A&R Credit Agreement (the “Effective Date”), along with certain other rigs in the future such that collateral rigs shall generate at least 80% of the revenue of all rigs owned by the Issuer and its restricted subsidiaries and the ratio of the aggregate rig value of the collateral rigs to the commitments under the Revolving Credit Facility is at least 5.00 to 1.00, in each case, subject to certain exceptions and limitations described in the A&R Credit Agreement.

The loans outstanding under the Revolving Credit Facility bear interest at a rate per annum equal to the applicable margin plus, at the Issuer’s option, either: (i) the Term SOFR Rate (as defined in the A&R Credit Agreement) plus 0.10%; or (ii) a base rate, determined as the greatest of (x) the prime loan rate as published in the Wall Street Journal, (y) the NYFRB Rate (as defined in the A&R Credit Agreement) plus 1/2 of 1%, and (z) the one-month Term SOFR Rate plus 0.10% plus 1%. The applicable margin is initially 2.75% per annum for Term SOFR Rate loans and 1.75% per annum for base rate loans and will range based on the Consolidated Total Net Leverage Ratio (as defined in the A&R Credit Agreement, which allows for certain cash netting depending on the amount of loans and letters of credit outstanding under the Revolving Credit Facility at the time of calculation), from 2.75% per annum to 3.75% per annum for Term SOFR Rate loans and 1.75% per annum to 2.75% per annum for base rate loans. The Borrowers are required to pay interest on (i) overdue principal at the rate equal to 2.00% per annum in excess of the applicable interest rate under the Revolving Credit Facility, to the extent lawful, and (ii) overdue installments of interest, if any, without regard to any applicable grace period, at 2% in excess of the interest rate applicable to base rate loans, to the extent lawful.

The Borrowers are required to pay a quarterly commitment fee to each lender under the Revolving Credit Facility, which accrues at a rate per annum equal to (i) 0.50% on the average daily unused portion of such lender’s commitments under the Revolving Credit Facility during the period from and including the Effective Date to and including the third anniversary of the Effective Date, (ii) during the period from the third anniversary of the Effective Date to and including the fourth anniversary of the Effective Date, a rate per annum equal to 0.75% and (iii) thereafter, a rate per annum equal to 1.00%. The Borrowers are also required to pay customary letter of credit and fronting fees.

Borrowings under the A&R Credit Agreement may be used for working capital and other general corporate purposes. Availability of borrowings under the Revolving Credit Facility is subject to the satisfaction of certain conditions, including that, after giving effect to any such borrowings and the application of the proceeds thereof, the aggregate amount of Available Cash (as defined in the A&R Credit Agreement) would not exceed $250 million.

Mandatory prepayments and, under certain circumstances, commitment reductions are required under the Revolving Credit Facility in connection with (i) certain asset sales, asset swaps and events of loss (subject to reinvestment rights if no event of default exists) and (ii) certain debt issuances. Available Cash in excess of $250 million at the end of any month is also required to be applied to prepay loans (without a commitment reduction). The loans under the Revolving Credit Facility may be voluntarily prepaid, and the commitments thereunder voluntarily terminated or reduced, by the Borrowers at any time without premium or penalty, other than customary breakage costs.

The A&R Credit Agreement obligates the Issuer and its restricted subsidiaries to comply with the following financial covenants:

•	as of the last day of each fiscal quarter, the Interest Coverage Ratio (as defined in the A&R Credit Agreement) is not permitted to be less than 2.50 to 1.00; and

•	as of the last day of each fiscal quarter, the Consolidated Total Net Leverage Ratio is not permitted to be greater than 3.00 to 1.00.

The A&R Credit Agreement contains negative covenants that limit, among other things, the Issuer’s ability and the ability of its restricted subsidiaries, to: (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or distributions on capital stock or redeem or repurchase capital stock; (iii) make investments; (iv) repay, redeem or amend certain indebtedness; (v) sell stock of its subsidiaries; (vi) transfer or sell assets; (vii) create, incur or assume liens; (viii) enter into transactions with certain affiliates; (ix) merge or consolidate with or into any other person or undergo certain other fundamental changes; and (x) enter into certain burdensome agreements. These negative covenants are subject to a number of important limitations and exceptions.

Additionally, the A&R Credit Agreement contains other covenants, representations and warranties and events of default that Parent views as customary for a financing of this type. Events of default, include, among other things, nonpayment of principal or interest, breach of covenants, breach of representations and warranties, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, failure of a security document to create an effective security interest in collateral, bankruptcy and insolvency events, cross-default to other material indebtedness and a change of control. The occurrence of any event of default under the A&R Credit Agreement would permit all obligations under the Revolving Credit Facility to be declared due and payable immediately and all commitments thereunder to be terminated.

The foregoing description of the A&R Credit Agreement is qualified in its entirety by the full text of the A&R Credit Agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 18, 2023, among the Issuer, the Guarantors named therein and the Trustee.

4.2	Form of 8.000% Senior Notes due 2030 (included as Exhibit A in Exhibit 4.1).

10.1	Amended and Restated Senior Secured Revolving Credit Agreement, dated April 18, 2023, by and among the Issuer, the Borrowers, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and security trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2023	NOBLE CORPORATION plc

	By:	/s/ Jennie Howard
	Name:	Jennie Howard
	Title:	Senior Vice President, General Counsel and Corporate Secretary